UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Binding Letter of Intent

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a binding letter of intent dated November 4, 2013 (the "Letter of Intent") with JPL, LLC, a Delaware limited liability company ("JPL"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs consisting of a Naltrexone implant that is placed under the skin in the lower abdomen by a licensed physician coupled with life coaching sessions from specialized counselors. The Naltrexone implant formula is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the rights to the Naltrexone implant formula.

In accordance with the terms and provisions of the Letter of Intent: (i) The Company shall grant to JPL for the territory of Connecticut (the "Territory") the right to use and distribute certain therapeutic programs and products including the Naltrexone implant formula (the "Products"); (ii) JPL shall pay to the Company a one time, up-front license fee; and (iii) JPL shall further pay to the Company an on-going royalty relating to the program in an amount still to be determined.

The Company entered into the Letter of Intent for the purpose of securing a binding understanding between the Company and JPL and to further serve as a basis for negotiating a further written agreement.. It is intended to specify some of the proposed terms and conditions of the agreement between the Company and JPL.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: November 6, 2013	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer

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